Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
OF HEALTH BENEFITS DIRECT CORPORATION REQUIRED
BY RULE 13a-14(b) UNDER THE EXCHANGE ACT

      In connection with the Quarterly Report of Health Benefits Direct Corporation (the "Company") on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony R. Verdi, Chief Financial Officer of the Company, certify, based on my knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 16, 2010

/s/ ANTHONY R. VERDI
Anthony R. Verdi
Chief Operating Officer and Chief Financial Officer